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                                                                      EXHIBIT 16

Office of Chief Accountant
Securities and Exchange Commission
450 Fifth Street, N.W.
Washington, D.C. 20549

May 10, 2002

Ladies and Gentleman:

We have read paragraphs one through four of Item 4 included in the Form 8-K dated May 10, 2002 of Hibbett Sporting Goods, Inc. to be filed with the Securities and Exchange Commission and are in agreement with the statements contained therein.

Very truly yours,

ARTHUR ANDERSEN LLP

By /s/ C. Matthew Lusco
   ---------------------------------
   C. Matthew Lusco

caw

Copy to:
Mr. Gary A. Smith
Vice President and Chief Financial Officer
Hibbett Sporting Goods, Inc.